UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2024

Blue Ocean Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41112	98-1593951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Wisconsin Circle, 7th Floor
Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

(240) 235-5049

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BOCNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BOCN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BOCNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 23, 2024, Blue Ocean Acquisition Corp, a Cayman Islands exempted company (the “Company”), TNL Mediagene, a Cayman Islands exempted company, formerly known as The News Lens Co., Ltd. (“TNL Mediagene”), and TNLMG, a Cayman Islands exempted company and wholly-owned subsidiary of TNL Mediagene, formerly known as TNL Mediagene (“Merger Sub”), entered into that certain Amendment No. 2 (“Amendment No. 2”) to the Agreement and Plan of Merger, dated as of June 6, 2023, by and among TNL Mediagene, Merger Sub and the Company, as amended by the Amendment to the Agreement and Plan of Merger dated as of May 29, 2024 (as amended, the “Merger Agreement”). Pursuant to Amendment No. 2, the conditions to closing of the transactions contemplated by the Merger Agreement (“Closing”) that (i) TNL Mediagene have at least $5,000,001 of net tangible assets immediately after the effective time of the merger of Merger Sub with and into the Company and (ii) the Company have minimum balance sheet cash of $20,000,000 immediately prior to or upon Closing were removed. No other changes were made to the Merger Agreement.

The foregoing description is qualified in its entirety by reference to Amendment No. 2, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Contemporaneously with the execution of Amendment No. 2, the Company, TNL Mediagene and Blue Ocean Sponsor LLC (the “Sponsor”) entered into an amendment to that certain amended and restated letter agreement, dated June 6, 2023, by and among the Company, the Sponsor, Apollo SPAC Fund I, L.P., Apollo Credit Strategies Master Fund Ltd., and certain members of the Company’s board of directors, management team and advisory board and certain other shareholders of the Company (as amended, the “Amended Letter Agreement”) to provide that (x) the Sponsor shall, at Closing, forfeit (i) 2,208,859 Founder Shares and (ii) 50% of the Private Placement Warrants held by Sponsor immediately prior to the Closing, subject, in each case, to adjustment based on the amount of minimum balance sheet cash calculated in accordance with the Merger Agreement at Closing, and (y) the duration prongs of the conditions for issuance of the Earn-Out Shares (as defined in the Amended Letter Agreement) be shortened from 18 to 12 months for purposes of the First Earn-Out Period (as defined the Amended Letter Agreement) and from three to two years for purposes of the Second Earn-Out Period (as defined in the Amended Letter Agreement).

The foregoing description is qualified in its entirety by reference to the Amended Letter Agreement, a copy of which is attached as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 23, 2024, among TNL Mediagene, TNL MG and Blue Ocean Acquisition Corp.
2.2	Amendment to the Amended and Restated Letter Agreement, dated as of October 23, 2024, among Blue Ocean Acquisition Corp, Blue Ocean Sponsor LLC and TNL Mediagene.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Ocean Acquisition Corp

Date: October 23, 2024	By:	/s/ Richard Leggett
	Name:	Richard Leggett
	Title:	Chief Executive Officer

2